Exhibit 20.7
Page 1 of 4

                            Navistar Financial 2000 - A Owner Trust
                                  For the Month of March 2000
                              Distribution Date of April 17, 2000
                                    Servicer Certificate #2

Original Pool Amount                                        $380,843,908.73
Subsequent Receivables (transferred 3/13/00)                 $74,413,256.03
Subsequent Receivables (transferred 3/20/00)                 $19,742,835.24

Beginning Pool Balance                                      $467,349,179.28
Beginning Pool Factor                                             0.9838930

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)       $9,087,089.87
     Interest Collected                                       $3,469,532.80
     Mandatory Prepayments                                          $736.87

Additional Deposits:
     Repurchase Amounts                                               $0.00
     Liquidation Proceeds / Recoveries                                $0.00
Total Additional Deposits                                             $0.00

Repos / Chargeoffs                                              $796,090.42
Aggregate Number of Notes Charged Off                                    20

Total Available Funds                                        $12,447,602.13

Ending Pool Balance                                         $457,574,282.66
Ending Pool Factor                                                0.9633143

Servicing Fee                                                   $389,457.65

Repayment of Servicer Advances                                  $109,020.54

Reserve Account:
     Beginning Balance  (see Memo Item)                      $24,123,697.22
     Target Percentage                                                5.25%
     Target Balance                                          $24,022,649.84
     Minimum Balance                                          $9,105,143.30
     (Release) / Deposit                                       ($461,451.25)
     Ending Balance                                          $24,123,697.22

Current Weighted Average APR:                                        9.386%
Current Weighted Average Remaining Term (months):                     52.22

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $1,476,986.69     1,384
                                31 - 60 days             $329,642.41       260
                                60+  days                 $69,802.42        50

     Total:                                            $1,876,431.52     1,385

     Balances:                  60+  days              $3,103,325.48        50

Memo Item - Reserve Account
     Prior Month                                      $23,499,333.06
+    3/13 Transfer                                     $1,085,815.41
+    Invest. Income                                            $0.00
+    Excess Serv.                                              $0.00
     Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $24,123,697.22

Exhibit 20.7
Page 2 of 4

Navistar Financial 2000 - A Owner Trust
For the Month of March 2000

                                                                                        NOTES

                                                    CLASS A - 1     CLASS A - 2      CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                 $475,000,000.00  $84,000,000.00  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Original Pool Amount
Distributions:
     Distribution Percentages                            100.00%            0.00%            0.00%            0.00%           0.00%
     Coupon                                              6.0800%          6.8200%          7.2000%          7.3400%         7.4700%

Beginning Pool Balance           $467,349,179.28
Ending Pool Balance              $457,574,282.66

Collected Principal                $8,978,069.33
Collected Interest                 $3,469,532.80
Charge - Offs                        $796,090.42
Liquidation Proceeds / Recoveries          $0.00
Servicing                            $389,457.65
Cash Transfer from Reserve Account   $461,451.25
Total Collections Available
  for Debt Service                $12,519,595.73

Beginning Balance                $467,349,179.28  $76,349,179.28  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00

Interest Due                       $2,744,699.11     $425,519.43      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Interest Paid                      $2,744,699.11     $425,519.43      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Principal Due                      $9,774,159.75   $9,774,159.75            $0.00            $0.00            $0.00           $0.00
Mandatory Prepayment Class A-1 Only      $736.87         $736.87
Principal Paid                     $9,774,896.62   $9,774,896.62            $0.00            $0.00            $0.00           $0.00

Ending Balance                   $457,574,282.66  $66,574,282.66  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Note / Certificate Pool Factor                            0.7926           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions               $12,519,595.73  $10,200,416.05      $807,033.33      $660,000.00      $741,263.54     $110,882.81

Interest Shortfall                         $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                           $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $24,123,697.22
(Release) / Draw                          ($0.00)
Ending Reserve Acct Balance       $24,123,697.22

Exhibit 20.7
Page 3 of 4

Navistar Financial 2000 - A Owner Trust
For the Month of March 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                       5               4              3               2                  1
                                                    Nov-99          Dec-99         Jan-00          Feb-00             Mar-00
Beginning Pool Balance                               N/A              N/A            N/A       $380,843,908.73     $467,349,179.28

A)   Loss Trigger:
Principal of Contracts Charged Off                   N/A              N/A            N/A            $36,194.38         $796,090.42
Recoveries                                           N/A              N/A            N/A                 $0.00               $0.00

Total Charged Off (Months 5, 4, 3)                   N\A
Total Recoveries (Months 3, 2, 1)                  $0.00
Net Loss / (Recoveries) for 3 Mos                    N\A (a)

Total Balance (Months 5, 4, 3)                     $0.00 (b)

Loss Ratio Annualized  [(a/b) * (12)]                N\A

Trigger:  Is Ratio > 1.5%                             No
                                                                                   Jan-00          Feb-00             Mar-00

B)   Delinquency Trigger:                                                            N/A         $1,500,060.51       $3,103,325.48
     Balance delinquency 60+ days                                                    N/A              0.39388%            0.66403%
     As % of Beginning Pool Balance                                                  N/A                   N/A                 N/A
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:                5.07867%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No


Exhibit 20.7
Page 4 of 4

Navistar Financial 2000 - A Owner Trust
For the Period 3/16/00 through 4/17/00

Prefunded Account:

     Beginning Balance 3/15/00                            $19,742,835.24
     Plus Investment Earnings                                      $0.00
     Less 3/20/00 Transfer to Seller                      $19,742,098.37
                                                          ______________

     Subtotal                                                    $736.87

     Less 4/14/00 Transfer to Note Distribution Account      $218,858.23
                                                          ______________
     Ending Balance 4/17/00                                        $0.00





Negative Carry Account:

     Beginning Balance 4/17/00                               $218,858.23
     Plus Investment Earnings                                      $0.00
                                                          ______________

     Subtotal                                                $218,858.23

     Required Negative Carry Balance as of 4/17/00                 $0.00
                                                          ______________

     Excess Released to Certificateholders                   $218,858.23
                                                          ______________

     Ending Balance 4/17/00                                        $0.00




Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer